Exhibit 10.6
[Composite Conformed Copy]

     STOCKHOLDER AGREEMENT, dated as of May 20, 1968, among the stockholders of MAINE YANKEE ATOMIC POWER COMPANY ("Maine Yankee"), a Maine corporation, namely:

                                                     State of
               Stockholder                         Incorporation

     Central Maine Power Company                  Maine
     New England Power Company                    Massachusetts
     The Connecticut Light and Power Company      Connecticut
     Bangor Hydro-Electric Company                Maine
     Maine Public Service Company                 Maine
     Public Service Company of New Hampshire      New Hampshire
     Cambridge Electric Light Company             Massachusetts
     Montaup Electric Company                     Massachusetts
     The Hartford Electric Light Company          Connecticut
     Western Massachusetts Electric Company       Massachusetts
     Central Vermont Public Service Corporation   Vermont

(hereinafter referred to collectively as the "Stockholders" and individually as the "Stockholder").

     It is agreed as follows:

1.   Relationship Among the Parties

     Maine Yankee has been organized to provide for the supply of power to the Stockholders. It has commenced construction of a nuclear electric generating unit of the pressurized water type, designed to have a capability of approximately 800 megawatts electric, at a site on tidewater in the Town of Wiscasset, Maine (such unit being herein, together with the site and all related facilities to be owned by Maine Yankee, referred to as the "Unit"). Construction of the Unit is now being carried out under contracts with Combustion Engineering, Inc. and Westinghouse Electric Corporation for certain major systems of equipment and Stone and Webster Engineering Corporation as Architect-Engineer.

     By separate power contracts (the "Power Contracts") and capital funds agreements (the "Capital Funds Agreements"), Maine Yankee is agreeing to sell the entire output of the Unit to the Stockholders and the Stockholders are agreeing to purchase such output and to provide Maine Yankee with necessary capital funds. The respective percentages of the capacity and output of the Unit to be purchased by the Stockholders will be the same as their respective percentages of stock ownership as follows:

                                                     Stock
               Stockholders                        Percentage

     Central Maine Power Company                       38%
     New England Power Company                         20%
     The Connecticut Light and Power Company            8%
     Bangor Hydro-Electric Company                      7%
     Maine Public Service Company                       5%
     Public Service Company of New Hampshire            5%
     Cambridge Electric Light Company                   4%
     Montaup Electric Company                           4%
     The Hartford Electric Light Company                4%
     Western Massachusetts Electric Company             3%
     Central Vermont Public Service Corporation         2%

2.   Unanimous Consent to Certain Matters

     The Stockholders will not cause or permit Maine Yankee to take any of the following actions unless the holders at the time of all of Maine Yankee's outstanding common stock consent thereto, by vote or otherwise:

     (a) the amendment in any material respect of any of the Power Contracts or Capital Funds Agreements;

     (b) the construction by Maine Yankee of an additional generating unit or units at the Wiscasset site or elsewhere; and

     (c) participation by Maine Yankee, to a material extent, in any business other than the generation and sale of electric power.

However, the amendment of particular Power Contracts and Capital Funds Agreements to effect changes in entitlement and stock percentages of the Stockholders shall not constitute such a material amendment, if, after the amendment, the sum of the entitlement percentages of all Stockholders under all Power Contracts then in force, and the sum of the stock percentages of all Stockholders under all Capital Funds Agreements then in force, continues to be 100%.

3.   Consent to Construction of Additional Units by Others

     The Stockholders will not cause or permit Maine Yankee to make any arrangement with respect to the construction and/or operation by one or more persons other than Maine Yankee of an additional generating unit or units at the Wiscasset site unless the holders at the time of at least 60% of Maine Yankee's outstanding common stock consent thereto by vote. However, if the holders at the time of at least 60% of Maine Yankee's outstanding common stock vote to consent to such a proposed arrangement at a meeting of Stockholders duly held on at least 30 days' notice which shall specify in reasonable detail the proposed arrangement to be voted on, Maine Yankee may give effect to such arrangement by selling, leasing or otherwise transferring a portion of the site and of the facilities included in the Unit to one or more other persons proposing to construct an additional generating unit or units at the site, and by contracting with such person or persons with respect to operating the same and other matters.

4.   Power Entitlement Upon Failure to Provide Additional Capital

     If, as the result of any Stockholder's failure to provide capital to Maine Yankee as requested by Maine Yankee pursuant to Sections 4 or 6 of such Stockholder's Capital Funds Agreement, such Stockholder's entitlement percentage under its Power Contract is in excess of its "capital percentage" (as hereinafter defined), then, in such event and so long as such condition continues, such Stockholder shall, if requested to do so by Stockholders whose respective entitlement percentages are less than their respective capital percentages, enter into appropriate arrangements to sell to such Stockholders at its cost some or all, as such Stockholders may from time to time determine, of its "excess power" (as hereinafter defined).

     For the purposes of this Section, (i) a Stockholder's "capital percentage" as of any time shall be the percentage which the aggregate amount (whether paid with respect to the Common Stock, by capital contributions, by loans or by advances, paid to Maine Yankee by the Stockholder under its Capital Funds Agreement bears to the aggregate amount paid to Maine Yankee by all of the Stockholders under the Capital Funds Agreements, and (ii) a Stockholder's "excess power" as of any time shall be that amount of Maine Yankee's capacity and net electric output determined by subtracting such Stockholder's then capital percentage of such capacity and output from such Stockholder's entitlement percentage of such capacity and output.

5.   Cancellation of Power Contracts

     If at any time:

     (a) Stockholders owning more than 50% of Maine Yankee's outstanding common stock have canceled their Power Contracts pursuant to Section 9 thereof, and

     (b) Maine Yankee has paid in full, or made adequate provision for the payment in full of, all its outstanding bonds and notes and other indebtedness and liabilities, other than its indebtedness to Stockholders for loans and advances made pursuant to Section 6 of the Capital Funds Agreements, then, and in such case, upon the request of any Stockholder who has theretofore so canceled its Power Contract, the Stockholders whose Power Contracts are still in effect will forthwith cancel their respective Power Contracts pursuant to Section 9 thereof. Upon occurrence of (a) and (b) above and cancellation of all Power Contracts, the Capital Funds Agreements shall terminate forthwith and the Stockholders shall cause Maine Yankee to confirm such termination.

6.   Arbitration

     In case any dispute shall arise as to the interpretation or performance of this contract which cannot be settled by agreement among the parties and which may be finally determined by arbitration under the law of the State of Maine then in effect, such dispute shall be submitted to arbitration, and arbitration of such dispute shall be a condition precedent to any action at law or suit in equity that can be brought. The parties shall if possible agree upon a single arbitrator. In case of failure to agree upon an arbitrator within 15 days after the delivery by any party to the other parties of a written notice requesting arbitration, any party may request the American Arbitration Association to appoint the arbitrator. The arbitrator, after opportunity for each of the parties to be heard, shall consider and decide the dispute and notify the parties in writing of his decision. The expenses of the arbitration shall be borne equally by the parties.

7.   Interpretation

     The interpretation and performance of this Agreement shall be in accordance with and controlled by the laws of the State of Maine.

8.   Addresses

     Except as the parties may otherwise agree, any notice, request or other communication from a party to any other party, relating to this Agreement, or the rights, obligations or performance of the parties hereunder, shall be in writing and shall be effective upon delivery to the other party. Any such communication shall be considered as duly delivered upon the lapse of 48 hours after mailing by registered or certified mail, postage prepaid, to the post office address of the other party shown following the signature of such other party hereto, or such other address as may be designated by written notice given as provided in this Section 8.

9.   Successors and Assigns

     This Agreement shall be binding upon and shall inure to the benefit of, and may be performed by, the corporate successors of the parties. No assignment of this Agreement, other than to a corporate successor to all or substantially all the electric business and property of a party, shall operate to relieve the assignor of its obligations under this Agreement without the written consent of the remaining parties hereto.

10.  Execution in Counterparts

     This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument. This Agreement shall become effective at such time as counterparts thereof have been executed by each of the parties and it shall not be a condition to its effectiveness that each of the parties have executed the same counterpart.


     IN WITNESS WHEREOF, the undersigned parties have executed this Stockholder Agreement by their respective officers thereunto duly authorized as of the date first above written.

CENTRAL MAINE POWER COMPANY
     9 Green Street
     Augusta, Maine

By   W. H. Dunham
     President

NEW ENGLAND POWER COMPANY
     441 Stuart Street
     Boston, Massachusetts

By   Robert F. Krause
     President

THE CONNECTICUT LIGHT AND POWER COMPANY
     P.O. Box 2010
     Hartford, Connecticut

By   S. R. Knapp
     Chairman

BANGOR HYDRO-ELECTRIC COMPANY
     33 State Street
     Bangor, Maine

By   R. N. Haskell
     President

MAINE PUBLIC SERVICE COMPANY
     209 State Street
     Presque Isle, Maine

By   C. Hazen Stetson
     Chairman of the Board

PUBLIC SERVICE COMPANY OF NEW HAMPSHIRE
     1087 Elm Street
     Manchester, New Hampshire

By   W. C. Tallman
     President

CAMBRIDGE ELECTRIC LIGHT COMPANY
     130 Austin Street
     Cambridge, Massachusetts

By   John F. Rich
     President

MONTAUP ELECTRIC COMPANY
     P.O. Box 2333
     Boston, Massachusetts

By   Guido R. Perera
     President

THE HARTFORD ELECTRIC LIGHT COMPANY
     P.O. Box 2370
     Hartford, Connecticut

By   C. L. Derrick
     Chairman

WESTERN MASSACHUSETTS ELECTRIC COMPANY
     174 Brush Hill Avenue
     West Springfield, Massachusetts

By   Robert E. Barrett, Jr.
     President

CENTRAL VERMONT PUBLIC SERVICE CORPORATION
     77 Grove Street
     Rutland, Vermont

By   L. Douglas Meredith
     President